UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 9, 2010

CREDIT ACCEPTANCE CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

25505 West Twelve Mile Road, Southfield, Michigan		48034-8339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-353-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2010, Credit Acceptance Corporation (the "Company") executed the Tenth Amendment (the "Amendment"), dated as of June 9, 2010, to the Fourth Amended and Restated Credit Agreement (the "Revised Credit Agreement"), dated February 7, 2006, between the Company, Comerica Bank and the other banks which are parties thereto from time to time (collectively, the "Banks"), and Comerica Bank as Administrative Agent for the Banks. The Amendment extends the maturity of the credit facility from June 23, 2011 to June 22, 2012. The amount of the facility remained unchanged at $150.0 million. The interest rate on borrowings under the facility has been changed from the prime rate plus 1.0% or the Eurodollar rate plus 2.75%, at the Company’s option, to the prime rate plus 1.25% or the Eurodollar rate plus 2.25%, at the Company’s option. The floor on the Eurodollar rate decreased from 1.50% to 0.75%. None of the financial covenants were modified.

The credit facility continues to be secured by a lien on most of the Company’s assets. As of June 9, 2010, the Company had $6.5 million outstanding under the agreement. The Amendment is attached as Exhibit 4(f)(134) to this Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On June 9, 2010, the Company issued a press release announcing the execution of the Amendment. The press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4(f)(134) - Tenth Amendment, dated as of June 9, 2010, to Fourth Amended and Restated Credit Agreement, dated February 7, 2006, between the Company, the Banks which are parties thereto from time to time, and Comerica Bank as Administrative Agent for the Banks.

99.1 - Press Release dated June 9, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

June 9, 2010	By:	/s/ Douglas W. Busk

Name: Douglas W. Busk
Title: Senior Vice President and Treasurer

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Exhibit Index

Exhibit No.	Description

4.(f)(134)	Tenth Amendment, dated as of June 9, 2010, to Fourth Amended and Restated Credit Agreement, dated February 7, 2006, between the Company, the Banks which are parties thereto from time to time, and Comerica Bank as Administrative Agent for the Banks.
99.1	Press Release dated June 9, 2010.